AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of April 16, 1999 between SHOE CARNIVAL, INC., an Indiana corporation ("Borrower"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Mercantile"), FIRST UNION NATIONAL BANK, a national bank ("First Union"), and OLD NATIONAL BANK, a national bank ("Old National," and collectively with Mercantile and First Union referred to herein as "Banks"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity "Agent"), and amends and restates a prior Credit Agreement dated as of November 15, 1994 made by and among Borrower, Mercantile, Harris Trust and Savings Bank and Firstar Bank Milwaukee, N. A.

     The parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

     SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Agent" means Mercantile Bank National Association in its capacity as agent for the Banks hereunder, and its successors and assigns in such capacity.

     "Attorneys' Fees" shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Agent or Banks (including, without limitation, attorneys and paralegals who are employees of Agent or Banks) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement and/or any of the other transaction documents, (ii) to represent Agent or Banks in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, any Bank, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or any of the other transaction documents, Borrower or any other Obligor, and (iii) to enforce any of Banks' rights to collect any of Borrower's Obligations.

     "Banks" mean Mercantile Bank National Association and its successors and assigns, Old National Bank and its successors and assigns, and First Union National Bank and its successors and assigns.

     "Borrower" means Shoe Carnival, Inc., an Indiana corporation, and its successors and assigns.

     "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower pursuant to the terms hereof or Letters of Credit issued for the account of Borrower pursuant to the terms hereof.

     "Borrower's Obligations" shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of Borrower to each of the Banks under the Notes, this Agreement, any of the Reimbursement Agreements, any of the other transaction documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by

Borrower to any of the Banks, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by such Bank by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.


     "Borrowing Base" shall have the meaning ascribed thereto in Section 2.1(b).

     "Borrowing Base  Certificate"  shall have the meaning  ascribed  thereto in
Section 2.1(c).

     "Capital Expenditure" shall mean any expenditure which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the Person making the same.

     "Capitalized Lease" shall mean any lease which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the lessee.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     "Commitment" means Forty-Five Million Dollars ($45,000,000.00), and with respect to each Bank, the amount specified as such Bank's Commitment and set forth opposite the name of such Bank on the signature pages hereof.

     "Debt" of any Person means at any date, without duplication, to the extent obligations and liabilities of such type are required to be disclosed in such Person's financial statements according to generally accepted accounting principles, consistently applied, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under leases capitalized or required to be capitalized in accordance with generally accepted accounting principles, consistently applied, but excluding any obligations as lessee under any operating leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that for purposes of this clause (v) the amount of any such Debt shall be deemed not to exceed the higher of the market value or the net book value of such asset), (vi) obligations under any standby letters of credit, and (vii) all other obligations and liabilities required to be disclosed on such Person's financial statements according to generally accepted accounting principles, consistently applied.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Distribution" in respect of any corporation shall mean:

          (i)  Dividends  or  other   distributions  on  capital  stock  of  the
     corporation; and

          (ii) The redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).



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


     "Domestic Business Day" means any day except a Saturday, Sunday or legal holiday on which banks are authorized to or required to close in St. Louis, Missouri, Evansville, Indiana or Jacksonville, Florida.

     "Effective Date" means the date on which this Agreement shall become effective in accordance with Section 9.17.

     "Eligible Inventory" shall mean that portion of Borrower's inventory which:
(a) consists of finished goods less than one year old; (b) does not violate the negative covenants and provisions of this Agreement and does satisfy the positive covenants and provisions of this Agreement; (c) is not obsolete; and
(d) Agent has in good faith determined, in accordance with Agent's customary business practices, is not unacceptable due to age, type, category and/or quantity. Borrower represents and warrants to, and covenants and agrees with Agent and Banks that the value (determined at the lower of cost, excluding any capitalized overhead cost allocated to any such inventory, or market) of Eligible Inventory shall at all times hereafter be at least Two Hundred Percent (200%) of the then principal portion of Borrower's Obligations represented by Loans made by Banks to Borrower and Letters of Credit issued by Mercantile for the account of Borrower, pursuant to Section 2.1(a) hereof.

     "Environmental Laws" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

     "Environmental Lien" shall have the meaning ascribed thereto in Section 5.1(i)(vii).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

     "Eurocurrency Business Day" means any Domestic Business Day on which commercial banks are open for international business in London.

     "Eurocurrency Loans" means any loans bearing interest at the rates set forth in Section 2.5(b).

     "Eurocurrency Margin" has the meaning set forth in Section 2.5(b).

     "Event of Default" has the meaning set forth in Section 6.1.

     "First Union" means First Union National Bank and its successors and assigns.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

     "Hazardous Materials" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, and asbestos in any form or condition.

     "Interest Period" means with respect to each Eurocurrency Loan;

          (i) Initially, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as Borrower may elect in the applicable Notice of Borrowing; and

          (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Borrowing and ending 1, 2, 3 or 6 months thereafter, as Borrower may elect pursuant to Section 2.4;

     provided that:

          (a) Subject to clause (b) below, any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day, except that if the next succeeding Eurocurrency Business Day falls within a different calendar month, the Interest Period shall end on the next preceding Eurocurrency Business Day; and

          (b) Any Interest Period which includes March 31, 2001 shall end on such date.

     "Letter(s) of Credit" shall mean each standby Letter of Credit or commercial Letter of Credit issued by Agent pursuant to Section 2.1.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Prime Loan or a Eurocurrency Loan and "Loans" means any or all of the foregoing.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.5(b).

     "Majority Banks" means Banks holding 66-2/3% of the then available Commitments.

     "Mercantile" means Mercantile Bank National Association and its successors and assigns.

     "Multiemployer  Plan"  shall  mean a  "multi-employer  plan" as  defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate.

     "Net Worth" of any Person means, at any date, the  stockholders'  equity of
such  Person  determined  in  accordance  with  generally  accepted   accounting
principles, consistently applied.

     "Notes" mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B and C attached hereto evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.

     "Notice of Borrowing" has the meaning set forth in Section 2.2A.

     "Obligor" shall mean Borrower and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrower's Obligations or who grants any Bank a Lien upon any of the Property or assets of such Person as security for any of Borrower's Obligations.

     "Occupational Safety and Health Laws" shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     "Old National" means Old National Bank and its successors and assigns.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension  Plan"  shall  mean a  "pension  plan," as such term is defined in
Section 3(2) of ERISA, which is established or maintained by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Prime Loan" means a Loan bearing interest at the Prime Rate minus One-Half of One Percent (0.50%) per annum pursuant to Section 2.5(a) or Article 7.

     "Prime Rate" shall mean the interest rate announced from time to time by Agent as its "prime rate" on commercial loans, which rate shall fluctuate as and when said "prime rate" shall change, and which rate may not be Agent's best or lowest rate or a favored rate, and any statement, representation or warranty in that regard or to that respect is expressly disclaimed by Agent and Banks.

     "Pro Rata Share" shall mean the pro rata share of loans to be made by each of the Banks hereunder or of other amounts to be shared between Banks, which shall be 38.89% for Mercantile, 22.22% for Old National, and 38.89% for First Union.



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


     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     "Reimbursement Agreement(s)" shall mean each of those certain applications for standby letter of credit and reimbursement agreements and applications for commercial letters of credit and reimbursement agreements made from time to time by Borrower as account party, with Agent as issuer, of standby or commercial Letters of Credit for the account of Borrower, which Reimbursement Agreements, along with the Notes, shall evidence Borrower's obligation to reimburse Banks for their respective Pro Rata Shares of any draws made under any of the Letters of Credit, together with any accrued interest, fees and other amounts which may from time to time be due thereon.

     "Related Party" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower, (ii) which beneficially owns or holds twenty-five percent (25%) or more of the equity interest of Borrower or (iii) twenty-five percent (25%) or more of the equity interest of which is beneficially owned or held by Borrower. The term "control" shall mean the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Reportable Event" shall have the meaning given to such term in ERISA.

     "Reserve Percentage" shall mean for any day, with respect to a Eurocurrency Loan, the highest percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is applicable to any of the Banks and is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System under Regulation D (or any other then applicable regulation of the Board of Governors) with respect to "Eurocurrency Liabilities".

     "Subsidiary" means with respect to any Person any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors is at the time owned directly or indirectly by such Person.

     "Term" means the period from the Effective Date up to and including March 31, 2001; except that (i) all, but not less than all, of the Banks may, in their sole discretion, extend such Term for additional one-year periods by notifying Borrower of each such extension at least 12 months prior to the expiration of the then current Term end of their intention to extend the Term by an additional year; and (ii) Agent may terminate Banks' obligations hereunder at any time prior to such stated maturity date or any extension thereof pursuant to Article 6 herein.

     "Year 2000 Compliant" shall mean, with respect to any Person, that all software, embedded microchips and/or other computer and/or processing capabilities utilized by such Person, and/or included in any software, products, goods and/or services sold and/or leased by such Person, are able to correctly and properly recognize, interpret, process, calculate, compare, sequence and manipulate data and date-sensitive functions on and involving all calendar dates (including, without limitation, dates in and after the year 2000).

     SECTION 1.2 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Borrower's independent public accountants) with the most recent audited financial statements of Borrower delivered to Banks.

                             ARTICLE 2 - THE CREDITS

     SECTION 2.1 Loans and Letters of Credit.

     (a) During the Term hereof, Banks agree, on the terms and conditions set forth in this Agreement, to lend to Borrower from time to time their Pro Rata Shares of Loans requested by Borrower, and Agent further agrees, subject to the terms and conditions of this Agreement and of the applicable Reimbursement Agreement, to issue its Letters of Credit for the account of Borrower upon Borrower's application therefor, and each Bank agrees to accept a risk participation in an amount equal to its Pro Rata Share of the from time to time maximum outstanding amount of each such Letter of Credit issued under this
Section 2.1(a) and in Borrower's reimbursement obligation therefor and any guaranties or other collateral security therefor. The aggregate principal amount of all Loans at any one time outstanding under this Section 2.1(a) shall not exceed the lesser of (i) the amount of the Commitment minus the face amount of all Letters of Credit then outstanding under this Section 2.1(a), or (ii) the Borrowing Base; provided, however, that no Bank shall be required to advance any Loan and Agent shall not issue any Letter of Credit requested by Borrower hereunder which, when added to the principal amount of such Bank's then outstanding Loans and its risk participation in the then outstanding Letters of Credit under this Section 2.1(a), would exceed the amount of such Bank's Commitment. Borrower may borrow under this Section, prepay under Section 2.8 and reborrow at any time during the Term hereof under this Section subject to the terms of this Agreement. The failure of any Bank to advance any requested Loan under this Agreement shall not release any other Bank from its obligation to make any such Loan as provided herein.

     (b) For purposes of computing the amount of availability of Loans under the Banks' Commitment, the Borrowing Base shall mean an amount equal to Fifty Percent (50%) of the value of Eligible Inventory of Borrower (the "Borrowing Base").

     (c) Borrower shall deliver to Agent on the date of execution hereof (with respect to the fiscal month ended February 27, 1999) and on the thirtieth (30th) day following the end of each fiscal month thereafter commencing with the fiscal month ending March 31, 1999, a borrowing base certificate in the form of Exhibit E attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

          (i) The Borrowing Base and its components as of the end of the immediately preceding month;

          (ii) The aggregate principal amount of all outstanding Loans; and

          (iii) The difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Loans.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Banks, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, principal financial officer or principal accounting officer of Borrower.

     (d) If at any time the Borrowing Base should be less than the aggregate principal amount of all Loans outstanding under Section 2.1(a), whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Banks, all of which are hereby expressly waived by Borrower) to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding to the amount of the then available Borrowing Base.

     SECTION 2.2 Method of Borrowing.

     A. Loans.

     (a) Borrower shall give notice (a "Notice of Borrowing") to Agent (1) by 12:00 noon (St. Louis time) on the day of each Prime Loan, and (2) by 10:00 a.m. (St. Louis time) at least two Eurocurrency Business Days before each Eurocurrency Loan, specifying:

          (i) The date of such Loan, which shall be a Domestic Business Day in the case of a Prime Loan or a Eurocurrency Business Day in the case of a Eurocurrency Loan,

          (ii) The aggregate principal amount of such Loan, provided that if a Prime Loan is requested that such Loan shall be in a minimum amount of $100,000.00 or more with any greater amount being in $25,000.00 increments, and if such Loan is a Eurocurrency Loan, it shall be in a minimum amount of $1,000,000.00 or more with any such greater amount being in $100,000.00 increments,

          (iii) Whether such Loan is to be a Prime Loan or a Eurocurrency Loan, and

          (iv) In the case of a Eurocurrency Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) A Notice of Borrowing shall not be required in connection with a Prime Loan pursuant to Section 7.1. A Notice of Borrowing for Eurocurrency Loans must be given in writing in a form substantially similar to Exhibit F attached hereto; a Notice of Borrowing for a Prime Loan may be oral or in writing, but if oral, shall be confirmed in writing to Bank within five (5) days. A Notice of Borrowing shall not be revocable by Borrower. Upon receipt of a Notice of Borrowing, Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such Loan.

     (c) Not later than 3:00 p.m. (St. Louis time) on the date of each Loan during the Term hereof, each Bank shall (except as provided in subsections (d) or (e) of this Section) make available its Pro Rata Share of such Loan, in federal or other funds immediately available in St. Louis, Missouri, to Agent at its address specified on the signature pages hereof. Unless any Bank shall notify Agent prior to 2:00 p.m. (St. Louis time) on the date any Loan is to be made to Borrower hereunder that such Bank shall not advance its Pro Rata Share of such Loan, Agent may presume that each such Bank has advanced its Pro Rata



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

Share of such Loan as provided hereunder and may rely on such presumption in advancing the proceeds of such Loan to Borrower. Unless Agent determines that any applicable condition specified in Article 3 has not been satisfied, Agent will make available to Borrower such Loan in federal or other funds immediately available in St. Louis, Missouri, by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with Mercantile. In the event any Bank shall fail to deliver its Pro Rata Share of the proceeds of any Loan requested hereunder by Borrower on or before 3:00 p.m. (St. Louis time) on the date such Loan is to be made, then such Bank agrees to pay to Agent for its own account interest on such Bank's Pro Rata Share of such Loan from the date such Loan was made to Borrower hereunder to the date such Bank actually delivers its Pro Rata Share of the proceeds of such Loan to Agent at the then applicable federal funds rate as determined by Agent.

     (d) Agent shall give each Bank prompt notice of each payment by Borrower and each request by Borrower for an advance, and for payments, and Agent shall transfer to each Bank in immediately available funds such Bank's Pro Rata Share of such payment, or if an advance, each Bank shall transfer to Agent in immediately available funds its Pro Rata Share of such advance, which funds shall be received by such party no later than 3:00 p.m. (St. Louis time) on the date of such advance or payment or two (2) hours after a Bank receives such notice from Agent (whichever occurs later). In no event shall a Bank be obligated to make any such transfer to Agent which, when added to all other outstanding advances funded by such Bank plus such Bank's Pro Rata Share of the then undrawn amount of all Letters of Credit issued pursuant to Section 2.1(a), will exceed such Bank's Commitment.

     (e) If Borrower requests a Loan hereunder on a day on which Borrower is required to or has elected to repay all or any part of an outstanding Loan or repay a draw under any Letter of Credit, each Bank shall apply the proceeds of such requested Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by Banks to Agent for delivery to Borrower as provided in subsection (c) of this Section.

     B. Letters of Credit. Borrower may request Agent to issue either standby or commercial Letters of Credit for the account of Borrower under Section 2.1(a) above only pursuant to standby Letter of Credit applications and reimbursement agreements or commercial Letter of Credit applications and reimbursement agreements from time to time executed by Borrower in favor of Agent in the form of Exhibit G or Exhibit H attached hereto. Agent shall from time to time issue such requested Letters of Credit in accordance with the terms and provisions of this Agreement and the applicable Reimbursement Agreement. Such Letter of Credit Reimbursement Agreements, duly executed by an authorized officer of Borrower, shall be delivered to Agent on the second Business Day prior to the date of issuance of the requested Letter of Credit. Upon issuance of each such Letter of Credit, each Bank shall be deemed to have purchased a risk participation in such Letter of Credit and in Borrower's reimbursement obligations therefor, together with any guaranties and collateral security therefor, in an amount equal to its Pro Rata Share of the face amount of such Letter of Credit, and upon payment of any draw under any such Letter of Credit by Agent, each Bank agrees to pay to Agent its Pro Rata Share of such draw to the extent such draw is not promptly reimbursed by the Borrower pursuant to its obligations under this Agreement and the applicable Reimbursement Agreement. Borrower's obligation to reimburse Banks for the face amount of such Letters of Credit shall be evidenced by the relevant Letter of Credit Reimbursement Agreements as well as by the Notes, and shall bear interest, payable on demand, at the interest rate per annum equal to the Prime Rate minus One-Half of One Percent (0.50%). Banks shall have the right to charge Borrower's accounts with the amount of any and all funds actually advanced by Banks in satisfaction of Borrower's reimbursement obligations. Any debit which may exist in Borrower's account by virtue of the foregoing shall be deemed to be a Loan by Banks to Borrower pursuant to the provisions of Section 2.1(a) hereof. No Letter of Credit issued hereunder shall have a final expiration date of later than twelve months from its date of issuance, and Borrower agrees that upon the expiration of the Term of this Agreement, it shall pledge and deliver to Agent for the benefit of Banks, cash, certificates of deposit or other cash collateral acceptable to Agent and Banks or a standby letter of credit in a form acceptable to Agent and Banks and issued by a domestic bank acceptable to Agent and Banks in an amount equal to the then undrawn face amount of all outstanding Letters of Credit, as collateral security for Borrower's reimbursement obligations for such Letters of Credit.

     In addition to any other fees provided under any applicable Reimbursement Agreement, Borrower agrees to pay Agent for the benefit of Banks in respect of each commercial Letter of Credit issued by Agent at Borrower's request, a quarterly commercial letter of credit fee equal to seven-eighths of one percent (7/8%) per annum of the sum of the daily undrawn face amounts of all commercial Letters of Credit outstanding during such quarter divided by the number of days in such quarter and multiplied by a fraction with a numerator equal to the number of days in such quarter and a denominator of 360. Such commercial letter of credit fee shall be payable quarterly in arrears on the last day of each calendar quarter during the Term hereof. Agent shall retain one-fifth of each such quarterly commercial letter of credit fee for its own account as issuer of the commercial Letters of Credit, and the remainder of each such quarterly commercial letter of credit fee shall be distributed by Agent to the Banks in accordance with their Pro Rata Shares of the risk thereunder. Borrower further agrees to pay Agent upon issuance in respect of each standby Letter of Credit issued by Agent at Borrower's request, a nonrefundable letter of credit commission equal to one and one-half percent (1-1/2%) per annum of the face amount of such standby Letter of Credit based upon a 360 day year. Agent shall retain one-fifth of each such letter of credit commission for its own account as issuer of the standby Letter of Credit, and the remainder of such Letter of Credit commission shall be distributed by Agent to the Banks in accordance with their Pro Rata Shares of the risk thereunder. Subject to any contrary provisions in any applicable Reimbursement Agreement, Borrower agrees to pay Agent, for its own account, such additional documentary, issuance, amendment and other fees in respect of each Letter of Credit and any draft presented for payment or acceptance in respect thereof as Agent customarily charges in its Letter of Credit business as from time to time amended by Agent.

     SECTION 2.3 Notes. The Loans of each Bank to Borrower and advances by each Bank with respect to its participation in the draws under any Letters of Credit issued by Agent hereunder shall be evidenced, respectively, by a Note payable to the order of such Bank, which shall be in the form of Exhibit A, B or C hereto. Each Bank may record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Loan or its advance of any unreimbursed Letter of Credit draw and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Loan and to reimburse Banks for draws under the Letters of Credit shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its Note. The books and records of the Banks (including without limitation the schedules attached to the Notes) showing the account between Banks and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     SECTION 2.4 Duration of Interest Periods and Selection of Interest Rates.

     (a) The duration of the initial Interest Period for each Eurocurrency Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such Eurocurrency Loan and the interest rate and currency to be applicable during such subsequent Interest Period (and Borrower shall have the option, in the case of any Prime Loan, to elect that such Loan become a Eurocurrency Loan specifying the Interest Period and currency to be applicable thereto), by giving written notice of such election to Agent (i) by 12:00 noon (St. Louis time) on the day of, in the case of the election of a Prime Loan, or (ii) by 10:00 a.m. (St. Louis time) at least two Eurocurrency Business Days before, in the case of the election of a Eurocurrency Loan, the end of the immediately preceding Interest Period applicable thereto, if any.

     (b) If in respect of any Eurocurrency Loan or part thereof, Borrower fails to give a notice in accordance with Section 2.4(a) prior to the end of any Interest Period relating thereto, such Loan shall be converted to a Prime Loan at the end of such Interest Period.

     (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

     SECTION 2.5 Interest Rates.

     (a) Each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is repaid, at a rate per annum equal to the Prime Rate (which rate shall fluctuate as and when the Prime Rate shall change) minus One-Half of One Percent (0.50%). Such interest shall be payable quarterly in arrears on the last day of each calendar quarter, commencing with the quarter ending on June 30, 1999, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of Two and One-Half Percent (2.50%) plus the otherwise applicable rate for such day.

     (b) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Eurocurrency Margin plus the applicable London Interbank Offered Rate. Except in the case of an acceleration of payment by Agent under
Section 6.1 (when interest shall be paid with the principal amount repaid), interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three months, in which case such interest shall be payable on the last day of the third month of such Interest Period and on the last day of such Interest Period.

     "Eurocurrency Margin" applicable to any Interest Period means Three-Fourths of One Percent (0.75%) for any Interest Period commencing prior to the date upon which Borrower delivers to Agent its fiscal quarter-end financial statements as required under Section 5.1(a)(iii) for the fiscal quarter ending May 1, 1999, and for any Interest Period commencing after delivery of Borrower's May 1, 1999 quarter-end financial statements, and each subsequent quarter-end and year-end financial statements, shall be determined as follows: (i) One and One-Half Percent (1.50%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose the Borrower's ratio of Funded Debt to EBITDA (as defined below) as of the end of the immediately preceding fiscal quarter was greater than or equal to
1.50 to 1.0; (ii) One and One-Fourth Percent (1.25%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.50 to 1.0 but greater than or equal to 1.25 to 1.0; (iii) One Percent (1.00%) for any Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.25 to 1.0 but greater than or equal to 1.00 to 1.0; and (iv) Three-Fourths of One Percent (0.75%) for any

Interest Period commencing after delivery of Borrower's then most recent quarter-end or fiscal year-end financial statements delivered to Banks pursuant to Section 5.1(a)(i) or (iii), which financial statements disclose that Borrower's ratio of Funded Debt to EBITDA as of the end of the immediately preceding fiscal quarter was less than 1.00 to 1.0.

As used herein, the term "Funded Debt" at any date shall mean all Indebtedness of Borrower for borrowed money as of such date, including, but not limited to, all liabilities of Borrower under any Capitalized Leases. As used herein, the term "EBITDA" as of any date shall mean Borrower's net income before taxes, plus interest expense, plus depreciation, plus amortization, as determined in accordance with generally accepted accounting principles consistently applied, for that portion of Borrower's fiscal year to date as the date of such calculation, annualized for a full fiscal year (i.e. multiplied by 365 and divided by the number of days in the fiscal year to date period for which such actual EBITDA amount has been calculated).

     The "London Interbank Offered Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                              [ LIBOR-BR        ]*
           LIBOR             =                [----------       ]
                                              [ 1.00 - RP       ]

           LIBOR             =                London Interbank Offered Rate
           LIBOR-BR          =                LIBOR Base Rate
           RP                =                Reserve Percentage

     The term "LIBOR Base Rate" shall mean, with respect to the applicable Interest Period, the rate per annum of interest determined by Agent to be the arithmetic average of the respective average rates per annum at which deposits in U.S. dollars are offered to Agent in the London interbank market for Eurocurrency deposits by two (2) Eurocurrency dealers of recognized standing, selected by Agent in its sole discretion, at approximately 10:00 a.m. St. Louis time (or as soon thereafter as practicable), two (2) Eurocurrency Business Days before the first day of such Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount comparable to the amount of the applicable Eurocurrency Loan. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Eurocurrency Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of Two and One-Half Percent (2.50%) plus the rate applicable to Prime Loans for such day.

     (c) Agent shall determine each interest rate applicable to the Loans as provided above. Agent shall give prompt notice to Borrower by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     SECTION 2.6 Commitment Fee. Borrower shall pay to Agent for the benefit of Banks a nonrefundable commitment fee equal to either of the following as elected by Borrower in a written notice to Agent delivered on or before July 1 and January 1 of each year for determination of the commitment fee to be paid during the following six months:

     (a) Three-Tenths of One Percent (.30%) per annum times the average daily difference between (i) the Commitment, and (ii) the principal amount of all

Loans plus the undrawn face amount of all Letters of Credit outstanding as of each such day under Section 2.1(a) during such period, or

     (b) Fifteen-Hundredths of One Percent (0.15%) per annum times the amount of the Commitment on each such day during such period.

Said fee, whether calculated under either clause (a) or clause (b) above, shall be payable quarterly in arrears, on each March 31, June 30, September 30 and December 31 during the Term hereof, and on the last day of the Term hereof. Said fee shall be calculated under clause (b) for the period ending June 30, 1999. Upon Agent's receipt of the Commitment Fee payable under this Section 2.6, Agent shall promptly deliver to each Bank its Pro Rata Share of such Commitment Fee actually received by Agent.

     SECTION 2.7 Termination or Reduction of Commitment. Borrower may, by thirty
(30) days' prior written notice to Agent, which notice Agent shall promptly deliver to Banks, terminate entirely or proportionately reduce from time to time by an aggregate amount of $1,000,000.00 or any larger multiple of $1,000,000.00, the unused portion of the Commitment; provided, however, that (i) at no time shall the Commitment be reduced to a figure less than the total of the outstanding principal amount of all Loans plus the face amount of all Letters of Credit, (ii) at no time shall the Commitment be reduced to a figure less than the total of the outstanding principal amount of all Loans plus the face amount of all Letters of Credit outstanding under Section 2.1(a), and (iii) at no time shall the Commitment be reduced to a figure greater than zero but less than $1,000,000.00. The respective Commitments of each of the Banks shall be reduced by such Bank's Pro Rata Share of the aggregate reduction made by Borrower. Any reduction of any Commitment by Borrower under this Section 2.7 shall be irrevocable, and in the event any such Commitment reduction requires the repayment of any Eurocurrency Loan prior to the end of its then current Interest Period, Borrower agrees to pay with respect to such Loan any amounts required under Section 2.10 hereunder in addition to the principal and interest being repaid on such Eurocurrency Loan.

     SECTION 2.8 Payments Prior to Maturity.

     (a) Borrower may, upon notice to Agent specifying that it is paying its Prime Loans, pay without penalty or premium its Prime Loans in whole or in part at any time, or from time to time.

     (b) Borrower may, upon at least two Eurocurrency Business Days' notice to Agent, in the case of Eurocurrency Loans, pay without penalty or premium on the last day of any Interest Period its Eurocurrency Loans to which such Interest Period applies, in whole, or in part, by paying the principal amount to be paid together with accrued interest thereon to the date of payment. A notice of payment given to Agent pursuant to this subsection (b) shall not thereafter be revocable by Borrower. Borrower shall not be permitted to prepay any Eurocurrency Loan on any day other than the last day of an Interest Period, provided, however, that in the event any payment of principal on any
Eurocurrency Loan is made on a day prior to the last day in the applicable Interest Period, Borrower agrees to pay such breakage amount or funding loss incurred by any Bank as required under Section 2.10 herein.

     (c) Agent shall promptly notify each of the Banks of its receipt of any notice of prepayment under Section 2.8(a) or 2.8(b) above.

     SECTION 2.9 General Provisions as to Payments.

     (a) All payments to be made by Borrower under this Agreement shall be made to Agent for value on the due date and in immediately available funds to the account of Agent at 721 Locust Street, St. Louis, Missouri 63101 or to the account of Agent at such other bank as Agent may from time to time designate. All payments of interest and principal, whether voluntary or involuntary, from whatever source, including payments by reason of liquidation or collateral, setoff, bankruptcy proceedings or otherwise, and whether received by Agent or any of the Banks, shall be shared between the Banks in accordance with their respective Pro Rata Shares.

     (b) Whenever any payment of principal of, or interest on, Prime Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day, except that if the next succeeding Eurocurrency Business Day falls within a different calendar month, such payment shall be made on the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     (c) All payments to be made by Borrower under this Agreement shall be made without setoff or counterclaim and without deduction for or on account of any present or future taxes or other charges unless Borrower is compelled by law to make payment subject to such tax or other charge. All such taxes or other charges shall be paid by Borrower for its own account prior to the date on which penalties attach thereto. Borrower will indemnify Agent and each of the Banks in respect of all such taxes and other charges. Should any such payment be subject to any tax or other charge, and the above provisions either cannot be effected or do not result in Agent or the Banks actually receiving and remaining beneficially entitled to and in possession of an amount equal to the full amount provided for hereunder, Borrower shall pay to Agent, for itself or for the benefit of the Banks, as the case may be, such additional amounts as may be necessary to ensure that Agent and each of the Banks receive and remain in possession of and beneficially entitled to (free from any liability in respect of any deduction, withholding or payment other than in respect of any tax on the overall net income of Agent or the Banks) a net amount equal to the full amount which it would have received and retained had payment not been subject to such tax or other charge. Borrower shall send to Agent or the Banks such certificates or certified copy receipts as Agent or Banks shall reasonably require as proof of the payment by Borrower of any taxes or other charges payable by Borrower as a result of the provisions of this Section 2.9(c).

     SECTION 2.10 Funding Losses. If Borrower makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Article 6 or 7 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow or pay any Eurocurrency Loans after notice has been given to Agent in accordance with Section 2.2, 2.4, or 2.8(b), Borrower shall reimburse Agent and each of the Banks on demand for any resulting loss or expense incurred by them, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, and including loss of margin for the period after any such payment, provided that Agent or such Bank, as the case may be, shall have delivered to Borrower a certificate as to the amount and particulars of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.11 Computation of Interest and Fees. Interest on all Loans and any fees payable hereunder, except as otherwise set forth herein, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                      ARTICLE 3 - CONDITIONS TO BORROWINGS

     The obligations of each of the Banks to make Loans and Agent's agreement to issue Letters of Credit are subject to the performance by Borrower of all of its obligations under this Agreement and to the satisfaction of the following further conditions:

     SECTION 3.1 All Borrowings. In the case of each Borrowing hereunder:

     (a) With respect to each Loan, Agent shall have received a Notice of Borrowing as required by Section 2.2A;

     (b) With respect to each Letter of Credit, Agent shall have received the applicable Reimbursement Agreement as required by Section 2.2B;

     (c) On the date of, and as a result of such Borrowing, no Default or Event of Default shall have occurred and be continuing;

     (d) On the date of, and as a result of such Borrowing, no material adverse change in the business, financial position or results of operation, of Borrower has occurred since the Effective Date and is continuing, and no legal or administrative proceedings or other regulatory proceedings have been commenced or threatened against the Borrower which, in the sole judgment of the Agent, would be likely to materially or adversely affect the business, assets, liabilities (contingent or actual), operations or prospects of the Borrower; and

     (e) The representations and warranties of Borrower contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

     SECTION 3.2 First Borrowing. In the case of the first Borrowing the following additional conditions must be met:

     (a) Each Bank shall have received the duly executed Note of Borrower payable to the order of such Bank in the amount of such Bank's Commitment, dated on or before the date of the first Borrowing;

     (b) With respect to each Loan, Agent shall have received a Notice of Borrowing as required by Section 2.2A;

     (c) With respect to each Letter of Credit, Agent shall have received an application for Letter of Credit and reimbursement agreement as required by
Section 2.2B;

     (d) Agent  shall have  received  payment of the  agent's  fee  required  by
Section 8.9 herein; and

     (e) Agent shall have received all documents it may reasonably request relating to the existence of Borrower (including without limitation certified copies of the Articles of Incorporation and Bylaws, and any amendments thereto), the corporate authority for and the validity of this Agreement and the Notes (including without limitation certified copies of corporate resolutions of the

Board of Directors of Borrower and incumbency certificates), and any other matters relevant hereto, all in form and substance satisfactory to Agent and each of the Banks.

     The documents and opinions referred to in this Section shall be delivered to Agent or the Banks, as applicable, on the date hereof.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

     SECTION  4.1  Representations  and  Warranties.   Borrower  represents  and
warrants that:

     (a) Corporate Existence and Power. Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by Borrower of this Agreement, the Notes and the other documents contemplated hereby are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental body, agency or official. The execution, delivery, and performance by Borrower of this Agreement, the Notes and the other documents contemplated hereby do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject.

     (c) Binding Effect. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding agreement of Borrower enforceable in accordance with its terms, and the Notes and the other documents contemplated hereby, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

     (d) Financial Information.

          (i) The balance sheet of Borrower as of January 29, 1998, and the related statements of income, retained earnings and changes in financial position for the fiscal year then ended, audited by Deloitte & Touche, copies of which have been provided to Banks, fairly present, in conformity with generally accepted accounting principles, consistently applied, the financial position of Borrower as of such date and the results of operations and changes in financial position for such fiscal year.

          (ii) The unaudited balance sheet of Borrower as of February 27, 1999, and the related unaudited internal statements of income for the period then ended, copies of which have been provided to Banks, present, substantially in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph

     (d)(i) of this Section, the financial position of Borrower as of such date and the results of operations for such period (subject to normal year end adjustments).

          (iii) Since February 27, 1999, there has been no material adverse change in the business, financial position or results of operations of Borrower on a cumulative basis.

     (e) Litigation. Except as disclosed in Schedule 4.1(e), there are no actions, suits or proceedings pending or threatened against or affecting Borrower or any of its Subsidiaries, at law or in equity, or before or by any Federal, State or municipal court or arbitrator or any other governmental department, commission, board, bureau, agency, official or instrumentality, domestic or foreign, which are reasonably likely to result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or other, of Borrower and its Subsidiaries taken as a whole, or in which there is a reasonable likelihood of recovery of an amount that exceeds $500,000.00.

     (f) Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate of Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in Section
4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 4.1(f) attached hereto, Borrower does not have any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

     (g) Tax Returns and Payment. Borrower has filed all federal and state income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of Borrower in respect of any taxes or other governmental charges are, in the opinion of Borrower, adequate.

     (h) Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     (i) Liens. At the date of this Agreement no Liens exist on any property of Borrower other than those described on Schedule 4.1(i).

     (j) Subsidiaries. Borrower has the Subsidiaries described on Schedule 4.1(j) attached hereto.

     (k) Compliance With Other Instruments; None Burdensome. Borrower is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition and which is not disclosed on Borrower's financial statements heretofore submitted to Bank; none of the execution and delivery by Borrower of this Agreement, the Notes, the Reimbursement Agreements or the other transaction documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of Borrower's Certificate or Articles of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the transaction documents.

     (l) Other Loans and Guarantees. Except as disclosed on Schedule 4.1(l) attached hereto, Borrower is not a party to any loan transaction or Guarantee.

     (m) Labor Matters.  Except as disclosed on Schedule 4.1(m) attached hereto,
(a) no labor contract to which Borrower is subject is scheduled to expire during the Term of this Agreement and (b) on the date of this Agreement, (i) Borrower is not a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which Borrower is subject.

     (n) Title to Property. Borrower is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower to conduct its business. Borrower has not signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has not granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 4.1(n) attached hereto.

     (o) Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock (except for Borrower's repurchase of its own capital stock pursuant to Section 5.2(e)(ii) below) or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Agent or any Bank, Borrower shall furnish to Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     (p) Multi-Employer Pension Plan Amendments Act of 1980. Borrower is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and has no liability for pension contributions pursuant to MEPPAA.

     (q) Patents, Licenses, Trademarks, Etc. Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person.

     (r)  Environmental  and Safety and Health  Matters.  Except as disclosed on
Schedule 4.1(r) attached hereto: (i) the operations of Borrower comply with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of Borrower are subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of Borrower; (iv) Borrower has not filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower; and (v) Borrower does not have any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower.

     (s) Year 2000 Compliance Borrower and each of its Subsidiaries has (a) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or such Subsidiary, as the case may be, to be Year 2000 Compliant on a timely basis, (b) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis and (c) to date, implemented such plan in accordance with such timetable in all material respects. Borrower reasonably anticipates that it and each of its Subsidiaries will be Year 2000 Compliant on a timely basis, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower or any such Subsidiary. Neither Borrower nor any Subsidiary of Borrower is aware that any of its key suppliers, vendors or customers will not, on a timely basis, be Year 2000 Compliant, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of such Person. For purposes of this Section 4.1(s), "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower or of any such Subsidiary, as the case may be, whose business failure could reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower or any such Subsidiary.

                              ARTICLE 5 - COVENANTS

     SECTION 5.1 Covenants of Borrower. Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or Reimbursement Agreement remains unpaid or any Letter of Credit remains outstanding, unless the prior written consent of the Majority Banks is obtained:

     (a) Information. Borrower will deliver to the Agent:

          (i) As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by and accompanied by the unqualified opinion of Deloitte & Touche or other firm of independent public accountants of nationally recognized standing acceptable to Banks;

          (ii) As soon as available and in any event within 30 days after the end of each fiscal month, a consolidated balance sheet of Borrower as of the end of such fiscal month and the related consolidated statements of income, retained earnings and cash flow for such fiscal month and for the portion of Borrower's fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form, the figures for the corresponding fiscal month and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or principal accounting officer of Borrower;

          (iii) As soon as available and in any event within 30 days after the end of each fiscal quarter, a Compliance Certificate of the chief financial officer or principal accounting officer of Borrower, in the form attached hereto and made a part hereof as Exhibit D, accompanied by supporting financial work sheets where appropriate, and stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (iv) As soon as available and in any event within 30 days after the end of each fiscal month, a Borrowing Base Certificate, dated as of the end of the preceding fiscal month, in the form of Exhibit E attached hereto, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or principal accounting officer of Borrower;

          (v) As soon as available and in any event within 30 days after the end of each fiscal month, a statement in reasonable detail setting forth
     Borrower's profit and loss on a store by store basis, determined in accordance with generally accepted accounting principles consistently applied and certified as to fairness of presentation by the chief financial officer or principal accounting officer of Borrower;

          (vi) Within 30 days after the end of each fiscal year of Borrower during the Term hereof, a financial budget for Borrower's upcoming fiscal year prepared in reasonable detail;

          (vii) Forthwith upon the occurrence of any Default or Event of Default, and in any event within five days after knowledge of such occurrence, a certificate of an officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (viii) Promptly upon the mailing thereof to the shareholders of Borrower generally, and in any event within ten days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed;

          (ix) From time to time, with reasonable promptness, upon being informed by Banks of the purpose of the inquiry, such further information regarding the business, affairs and financial position of Borrower as Bank may reasonably request.

     Agent agrees to promptly furnish to each of the Banks the information provided to Agent by Borrower under this Section 5.1(a).

     (b) Payment of Debt. Borrower will pay any and all Debt payable or Guaranteed by Borrower, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement or instrument relating to such Debt or Guarantee, except that Borrower may pay up to twenty-five percent (25%) of its Debt owed to trade suppliers or trade vendors at any point in time within ninety
(90) days after the date such trade Debt is due and payable.

     (c) Consultations and Inspections. Solely for the purpose of permitting Agent and Banks to determine compliance by Borrower with this Agreement, Borrower will permit Agent and/or any of the Banks (and any Person appointed by Agent or any Bank to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower with the executive officers of Borrower, all at such reasonable times and as often as may reasonably be requested. Borrower will also permit inspection of its properties, books and records by Agent and Banks during normal business hours or at other reasonable times.

     (d) Payment of Taxes; Corporate Existence; Maintenance of Properties; Insurance. Borrower will:

          (i) Pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its property; provided, however, that Borrower shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided, except that Borrower will pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

          (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

          (iii) Maintain and keep its properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any of its properties which is not disadvantageous in any material respect to Banks and which, in the opinion of the management of Borrower, is in the best interests of Borrower; and

          (iv) Insure with responsible and reputable insurance companies its assets and business in such manner and to such extent as is customary with similar business enterprises of comparable size and subject to comparable hazards.

     (e) Financial Covenants. Borrower will:

          (i) Have a Net Worth of not less than $82,668,000.00 as of the end of each fiscal quarter during the Term hereof, less the aggregate amount of Distributions made by Borrower after the date of this Agreement to repurchase its capital stock as permitted under Section 5.2(e) herein, provided that any such reduction in the minimum Net Worth requirement of this Section 5.1(e)(i) for any such aggregate stock repurchases shall not exceed $10,000,000.00.

          (ii) Have a ratio of (A) the sum of Funded Debt plus three times Borrower's Rental Expense, to (B) the sum of EBITDA plus Borrower's Rental Expense of not more than 2.5 to 1.0 at each fiscal quarter-end during the Term hereof. As used herein, the term "EBITDA" shall mean Borrower's net income before taxes, plus interest expense, plus depreciation, plus amortization, as determined in accordance with generally accepted accounting principles consistently applied, for the four fiscal quarter period ending on the date of such calculation. As used herein, the term "Funded Debt" shall mean all Indebtedness of Borrower for borrowed money, including, but not limited to, all liabilities of Borrower under any Capitalized Leases. As used herein, the term "Rental Expense" shall mean Borrower's base minimum rental expense under all real property leases for the four fiscal quarter period ending on the date of such calculation as determined in accordance with generally accepted accounting principles consistently applied.

          (iii) Deliver a certificate of the chief financial officer or principal accounting officer of Borrower, containing the financial ratio calculations required in clauses 5.1(e)(i) and (ii) above and of the Distributions paid under Section 5.2(e), simultaneously with the Compliance Certificate referred to in Section 5.1(a)(iii).

     (f) Maintenance of Books and Records.  Borrower will maintain its books and
records  in  accordance   with   generally   accepted   accounting   principles,
consistently applied.

     (g) Compliance with Law. Borrower will comply with any and all laws, ordinances and governmental rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of Borrower.

     (h) ERISA Compliance. If Borrower shall have any Pension Plan, Borrower shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, Borrower will not:

          (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

          (ii)  permit  any  Pension  Plan   maintained   by  it  to  incur  any
     "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. ss. 1082, whether or not waived;

          (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. ss.1368; or

          (iv) take any action which would constitute a complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

     Notwithstanding any provision contained in this Section 5.1(h) to the contrary, an act by Borrower shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless the Majority Banks determine in good faith that said action, individually or cumulatively with other acts of Borrower, does have or is likely to cause a significant adverse financial effect upon Borrower.

     Borrower shall have the affirmative obligation hereunder to report to Banks any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon Borrower, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

     (i) Notices. Borrower will notify Agent and Banks in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower or any other Obligor under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower or any other Obligor, as the case may be, is a party or by which it is bound or to which it is subject;

          (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower or any other Obligor, whether or not considered to be covered by insurance, unless the prayer for relief in the complaint or petition concerning such proceeding is in an aggregate amount of less than $500,000.00;

          (iii) Judgment. The entry of any judgment or decree against Borrower or any other Obligor in an aggregate amount in excess of $500,000.00;

          (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower or any ERISA Affiliate from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

          (v) Change of Name. Any change in the name of Borrower or any other Obligor;

          (vi) Change in Place(s) of  Business.  Any  opening,  closing or other
     change  of  Borrower's  corporate   headquarters  or  of  any  distribution
     facility;

          (vii) Environmental Matters. Receipt of any notice that the operations of Borrower or any other Obligor are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that Borrower or any other Obligor is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous

     Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower or any other Obligor are subject to an "Environmental Lien." For purposes of this Section 5.1(i)(vii), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

          (viii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of Borrower or any other Obligor;

          (ix) Change in Line(s) of Business. Any material change in Borrower's line(s) of business; and

          (x) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Bank may from time to time reasonably specify.

     (j) Year 2000 Compliance. Borrower will, and it will cause each of its Subsidiaries to, take any and all actions necessary to assure that Borrower and each of its Subsidiaries will be Year 2000 Compliant as soon as reasonably practical. Borrower and each of its Subsidiaries will be Year 2000 Compliant by October 1, 1999, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business operations, prospects, income or condition (financial or otherwise) of Borrower or such Subsidiary. At the request of Agent, Borrower will from time to time provide Agent with written reports in form and detail reasonably satisfactory to Agent on the status of the efforts of Borrower and its Subsidiaries to be Year 2000 Compliant.

     SECTION 5.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as any Bank has any obligation to make any Loan hereunder or to issue any Letter of Credit or any of Borrower's Obligations remain unpaid, unless the prior written consent of the Majority Banks is obtained:

     (a) Limitation on Indebtedness. Borrower will not incur or be obligated on any Debt, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

          (i) Debt evidenced by the Notes and the Reimbursement Agreements;

          (ii) Unsecured trade accounts payable incurred in the ordinary course of business;

          (iii) Debt representing loans against life insurance policies of Borrower in an amount not to exceed the aggregate cash surrender value of such life insurance policies;

          (iv) Other unsecured Debt exclusive of capitalized leases in an amount not to exceed $3,000,000.00 in the aggregate at any one time outstanding;

          (v) Other purchase money Debt in an amount not to exceed $5,000,000.00 in the aggregate at any one time outstanding; and

          (vi) Capitalized leases in an amount not to exceed $3,000,000.00 in the aggregate at any one time outstanding.

     (b) Limitations on Liens. Borrower will not create, incur, assume or suffer to exist any Lien on any of its Property, assets or revenues other than:

          (i) Liens presently in existence which are described on Schedule 4.1(n) attached hereto;

          (ii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

          (iii) Subject to Section 5.1(d)(i), Liens for taxes, assessments or governmental charges or levies on Property of Borrower if the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Banks are provided on Borrower's financial statements;

          (iv) Liens provided by statute for unpaid rent in favor of any landlord of the Borrower under real property leases;

          (v) Liens filed for purchase money security interests to secure purchase money indebtedness permitted under Section 5.2(a)(v) above, provided that the Lien shall secure only the purchase money indebtedness incurred which shall not exceed the purchase price of the asset being acquired and shall attach only to the asset purchased with the proceeds of such purchase money indebtedness; and

          (vi) Liens filed for any equipment leases permitted under Section 5.2(a)(vi) above, provided that such Liens shall attach only to the equipment being leased and shall secure only the obligations under such leases.

     (c) Sale of Property. Borrower will not sell, lease, transfer or otherwise dispose of any Property or assets of Borrower except for sales of assets in the ordinary course of business during any fiscal year which have an aggregate book value of not more than $500,000.00;

     (d) Mergers, Consolidations and Acquisitions. Borrower will not, and will not permit any Subsidiary to, merge or consolidate with any other Person or acquire any other Person, except that:

          (i) Borrower may consolidate with or merge into any Person or permit any other Person to merge into, provided that immediately after giving effect thereto: (1) Borrower shall be the successor corporation; (2) Borrower shall be in compliance with all provisions of this Agreement; and
     (3) Borrower and the acquired Person, on a consolidated basis as determined after giving effect to said acquisition, have a net worth of not less than 100% of Borrower's net worth determined immediately prior to said acquisition;

          (ii) Any Subsidiary may (A) merge into Borrower or another wholly-owned Subsidiary or (B) sell, transfer or lease all or any part of its assets to Borrower or to another wholly-owned Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently become a wholly-owned Subsidiary; and

          (iii) Borrower may make acquisitions of any Persons or their assets during any 12-month period during the Term of this Agreement which in the aggregate do not exceed $5,000,000.00, provided that after giving effect to any such acquisition, Borrower shall be in compliance with all of the provisions of this Agreement.

     (e) Stock Redemptions and Distributions. With respect to its capital stock, Borrower will not declare or make any dividend or other Distribution to its shareholders (excluding any stock split or stock dividend) unless, immediately after giving effect to the proposed Distribution, (i) no Default or Event of Default is existing or would occur as a result of such dividend or Distribution, and (ii) such proposed Distribution, if made for the repurchase of Borrower's common stock after the date of this Agreement, shall not exceed Ten Million Dollars ($10,000,000.00) in the aggregate.

     (f) Transactions with Related Parties. Borrower will not engage in any material transaction with any affiliated, related or parent company or any Subsidiary (except any wholly-owned Subsidiary of Borrower) or any shareholder, director, officer, or beneficiary of a trust that is a shareholder of Borrower unless such transaction is upon fair market terms and is not disadvantageous in any material respect to Banks.

     (g) Fiscal Year. Borrower will not change its fiscal year without prior notice to Banks; provided, however, that Borrower, Agent and Banks agree that prior to the effective date of any such change in Borrower's fiscal year, Borrower, Agent and Banks shall agree to amend this Agreement to adjust the financial covenants set forth herein in accordance with such new fiscal year.

     (h) Loans and Investments. Borrower will not make any loans or advances or extensions of credit to (other than extensions of credit in the ordinary course of business or otherwise permitted under this Agreement), purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Debt of any Person, except that:

          (i) Borrower may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower,

          (ii) Borrower may make loans, advances or extensions of credit to its 1993 stock option and incentive plan not to exceed $1,000,000.00 in any fiscal year,

          (iii) Borrower may make other loans, advances or extensions of credit not to exceed $200,000.00 in the aggregate at any one time outstanding,

          (iv) Borrower may make investments of its excess cash in repurchase agreements with maturities not greater than seven days, which repurchase agreements may be made only with any of the Banks or any other financial institution satisfying the requirements of subparts (v) or (viii) of this
     Section 5.2(h),

          (v) Borrower may make investments of its excess cash in municipal bonds or other securities rated "AAA" or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc.,

          (vi) Borrower may make investments of its excess cash in money market mutual funds having assets in excess of $1,000,000,000.00,

          (vii) Borrower may invest its excess cash in any readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States,

          (viii) Borrower may invest its excess cash in preferred stock or in any commercial paper of any corporation which at the time of acquisition has the highest commercial paper rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.; and

          (ix) Borrower may repurchase its own stock up to an aggregate purchase price of $10,000,000.00 pursuant to Section 5.2(e)(ii).

     (i) Dissolution or Liquidation. Borrower will not seek or permit the dissolution or liquidation of Borrower in whole or in part.

     (j) Change in Nature of Business. Borrower will not make any material change in the nature of its business and Borrower will not make any material change in or discontinue its present line(s) of business.

     (k) Pension Plans. Borrower shall not (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower of any material liability, fine or penalty. Borrower shall not become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

     (l) Subsidiaries. Borrower shall not have, obtain, acquire or create any Subsidiary during the Term of this Agreement to the extent that any such Subsidiary or Subsidiaries shall in the aggregate own more than 20% of the total assets of Borrower determined on a consolidated basis.

     SECTION 5.3 Use of Proceeds. Borrower agrees that none of such proceeds will be used in violation of any applicable law or regulation; and except as permitted in Section 5.2(e)(ii) herein, Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

                              ARTICLE 6 - DEFAULTS

     SECTION 6.1 Events of Default. If:

     (a) Borrower shall fail to pay any principal of or interest on the Notes or any other amount payable by Borrower hereunder, under any Reimbursement Agreement or under the Notes when due;

     (b) Borrower shall violate or fail to perform any of its covenants or agreements contained in Sections 5.1(b) through (j) or Section 5.2;

     (c) Borrower shall fail to deliver to the Agent any of the information or financial statements required under Section 5.1(a) herein and such failure shall continue for 15 days after the date such information or financial statements were required to be delivered under the terms of such Section;

     (d) Borrower shall fail to perform any term, covenant or agreement herein contained (other than those specified in clause (a) or (b)) for 30 days after the earlier of (i) written notice of Default is given to Borrower by Agent or any Bank, or (ii) the date the chief executive officer or chief financial officer of Borrower has knowledge of such Default;

     (e) Borrower shall have made any representation or warranty in or pursuant to this Agreement, or in any certificate or document delivered pursuant hereto, which shall have been materially incorrect, false or misleading when made;

     (f) Borrower shall fail (and such failure shall not have been cured or waived) to: (i) make any payment of principal of or premium, if any, or interest on any Debt owed to a trade supplier or trade creditor which causes more than twenty-five percent (25%) of Borrower's aggregate trade Debt then outstanding to be more than 90 days past due, or to make any payment of principal of or premium, if any, or interest on any other Debt when due (whether at schedule maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) perform or observe any other provision, term or condition of, or any other default shall occur under, any agreement or instrument relating to any Debt outstanding; in either case if the effect of such failure or default is to cause or permit such Debt to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (g) Borrower shall have entered against it by a court having jurisdiction in the premises a judgment in excess of $500,000.00, and Borrower (or an insurer on behalf of Borrower) shall not appeal or satisfy such judgment within the time permitted by law for an appeal of such judgment;

     (h) Borrower shall have filed against it an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such involuntary case or proceeding shall remain unstayed and in effect for a period of 60 consecutive days, or if any order for relief is entered in any such case;

     (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Borrower, or for any substantial part of its property, or make any general assignment for the benefit of any of the foregoing;

     (j) The occurrence of a Reportable Event with respect to any Pension Plan; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower or any ERISA Affiliate from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

     (k) The institution by Borrower or any ERISA Affiliate of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower or such ERISA Affiliate, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of Five Hundred Thousand Dollars ($500,000.00); or the institution by the PBGC of steps to terminate any Pension Plan;

Then, and in every such event (an "Event of Default") if such Event of Default still exists, Agent may, or upon direction of the Majority Banks shall, by notice in writing to Borrower terminate the Commitments of each of the Banks and declare each of the Notes to be and they shall thereupon forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of the occurrence of any Event of Default described in the foregoing clause (h) or
(i) the Notes shall become due and payable forthwith without the requirement of any such notice, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

        ARTICLE 7 - CHANGE IN CIRCUMSTANCES AFFECTING EUROCURRENCY LOANS

     SECTION 7.1 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

     (a) By reason of circumstances affecting the London interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the rate of interest payable pursuant to Section 2.5(b) in respect of such Eurocurrency Loan for such Interest Period; or

     (b) Agent determines that deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the relevant London interbank Eurocurrency market for such Interest Period, or

     (c) Agent determines that the London Interbank Offered Rate will not adequately and fairly reflect the cost to any Bank of maintaining or funding the Eurocurrency Loans for such Interest Period,

Agent shall forthwith give notice thereof to Borrower, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of Banks to make Eurocurrency Loans shall be suspended, and (b) Borrower shall repay in full then outstanding principal amount of each of its Eurocurrency Loans, together with accrued interest thereon, on the last day of then current Interest Period applicable to such Loan. Concurrently with repaying each such Eurocurrency Loan pursuant to this Section, Borrower shall borrow a Prime Loan in an equal principal amount from Banks, and Banks shall make such a Prime Loan, unless Borrower notifies Agent at least one Domestic Business Day before the date of such repayment that it elects not to borrow any Prime Loans on such date.

     SECTION 7.2 Illegality. If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurocurrency Loans to Borrower, such Bank shall forthwith give notice thereof to Agent and Agent shall give notice thereof to Borrower. Upon receipt of such notice, Borrower shall repay in full then outstanding principal amount of each of its Eurocurrency Loans, together with accrued interest thereon, on either (a) the last day of then current Interest Period applicable to such Eurocurrency Loan if such Bank may lawfully continue to maintain and fund such Eurocurrency Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Eurocurrency Loan to such day. Concurrently with repaying each Eurocurrency Loan of Bank, Borrower shall borrow a Prime Loan in an equal principal amount from Banks, and Banks shall make such a Prime Loan.

     SECTION 7.3 Increased Cost.

     (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"):

          (A) shall subject any Bank to any tax, duty or other charge with respect to its Eurocurrency Loans, its Note or its obligation to make Eurocurrency Loans or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income of any such Bank imposed by the jurisdiction in which such Bank's principal executive office is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall impose on any Bank or on the United States market for certificates of deposit or the interbank market for Eurocurrency deposits any other condition affecting any Bank's Loans, its Note or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on) any Bank of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, and if such Bank is not otherwise fully compensated for such cost or reduction by virtue of the inclusion of the reference to "Reserve Percentage" in the calculation of the interest rate applicable to Eurocurrency Loans, then, within 15 days after demand by such Bank, Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Any Bank will promptly notify Agent, who in turn shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of such Bank claiming compensation under this

Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Upon reasonable request of Borrower, each Bank claiming additional compensation under this Section shall provide to Borrower additional information with respect to the determination of such additional amount or amounts. In determining such amount or amounts, Bank may use any reasonable averaging and attribution methods.

     (b) If any Bank demands compensation under this Section, Borrower may at any time, upon at least two Eurocurrency Business Days' prior notice to Agent, repay in full its then outstanding Eurocurrency Loans from such Bank, together with accrued interest thereon to the date of prepayment and any other amounts due under Section 2.10. Concurrently with repaying such Eurocurrency Loans, Borrower may borrow a Prime Loan in an amount equal to the aggregate principal amount of such Eurocurrency Loans, and such Bank shall make such a Prime Loan.

     SECTION 7.4 Prime Loans Substituted for Affected Eurocurrency Loans. If notice has been given by any Bank pursuant to Section 7.2 or by Borrower pursuant to Section 7.3 requiring Eurocurrency Loans to be repaid, then, unless and until such Bank or Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply:

     (a) All Loans which would otherwise be made as Eurocurrency Loans shall be made instead as Prime Loans, and

     (b) After each of the Eurocurrency Loans to Borrower has been so repaid, all payments and prepayments of principal which would otherwise be applied to repay such Eurocurrency Loans shall be applied to repay its Prime Loans instead.

Agent shall notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

                              ARTICLE 8 - THE AGENT

     SECTION 8.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes, the Reimbursement Agreements and the other transaction documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 8.2 Agent and Affiliates. Mercantile shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Mercantile and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any of its Subsidiaries or affiliates as if it were not the Agent hereunder.

     SECTION 8.3 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article 6.

     SECTION 8.4 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 8.5 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of each of the Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the Reimbursement Agreements or any other transaction document. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 8.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     SECTION 8.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 8.8 Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Banks and Borrower. Upon any such resignation, Borrower, with the consent of the Banks, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 8.9 Agent's Fee. In consideration of the services of the Agent hereunder, Borrower shall pay to the Agent, solely for its account, an annual fee in an amount to be agreed upon between Borrower and the Agent, which fee shall be due and payable on the date hereof and on the first (1st) day of each March hereafter during the Term hereof commencing with March 1, 2000.

                            ARTICLE 9 - MISCELLANEOUS

     SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to Agent or Borrower as the case may be. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section, (b) if given by mail, 72 hours after such communication is deposited in the mails with appropriate first class, certified or registered postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent and/or the Banks under Section 2.2, 2.4, 2.7,
2.8 or Article 7 shall not be effective until received.

     SECTION 9.2 No Waivers. No failure or delay by the Agent or any of the Banks in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies provided herein and in the other documents contemplated hereby shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.3 Expenses; Documentary Taxes. Borrower agrees, whether or not any Loan is made or Letter of Credit issued hereunder, to pay Banks upon demand:
(i) all out-of-pocket costs and expenses and all Attorneys' Fees of Banks in connection with the preparation, negotiation, execution and administration of this Agreement, the Notes, any Reimbursement Agreements and the other transaction documents, (ii) all out-of-pocket costs and expenses and all Attorneys' Fees of Banks in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iii) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by any Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (iv) all other Attorneys' Fees incurred by Bank relating to or arising out of or in connection with this Agreement or any of the other transaction documents. Borrower further agrees to pay or reimburse Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Reimbursement Agreements or any of the other transaction documents. All of the obligations of Borrower under this Section 9.3 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     SECTION 9.4 Environmental Indemnity. Borrower hereby agrees to indemnify Agent and Banks and hold Agent and Banks harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys'
Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Agent or any Bank for, with respect to or as a direct or indirect result of the violation by Borrower of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower in the conduct of its respective business into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 9.4 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     SECTION 9.5 General Indemnity. In addition to the payment of expenses pursuant to Section 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Agent and Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of Agent, Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any commitment letters delivered by Agent or any Bank, Banks' agreements to make the Loans and issue Letters of Credit hereunder or the use or intended use of any Letter of Credit or of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this
Section 9.5 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     SECTION 9.6 Participations. Each Bank may sell to one or more other Persons a participation in all or any part of its Commitment and any Loan and Letter of Credit risk held by it, in which event each such participant shall be entitled to the rights and benefits of this Agreement to the extent of its participation in such Loan and Letter of Credit risk or such Bank's Commitment, as the case may be, as if (and Borrower shall be directly obligated to such participant under such provision as if) such participant were a "Bank" except only to the extent provided under the Participation Agreement between such selling Bank and such participant(s), but such participant shall not have any other rights or benefits under this Agreement or the Notes. The Banks agree to notify Borrower of any participations sold by delivering a copy of such Participation Agreement to Borrower. In the event any Bank sells a participation, it shall not be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Notes, except that such Bank may agree in the Participation Agreement, that it will not, without the consent of the participant, agree to (i) the increase or extension of the Term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, any Letter of Credit reimbursement obligation or fee, or of the commitment fee, (iii) the reduction of any payment of principal thereof, or (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) the commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or such fee (as the case may be) in respect of such participation.

     SECTION 9.7 Assignment Agreements. Each Bank may, upon prior notice to and consent of Borrower and the Agent, which consent shall not be unreasonably withheld or delayed and which consent of Borrower shall not be required after the occurrence of a Default or an Event of Default hereunder, from time to time sell and assign a pro rata part of all of the indebtedness evidenced by the Note then owned by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit I attached hereto, executed by the assignor, the assignee, the Agent and the Borrower (each an "Assignment Agreement"); provided that no assignment under this Section 9.7 shall be made by any Bank to the Borrower or to any Subsidiary, Related Party or other affiliate of the Borrower. The Assignment Agreement shall specify in each instance the portion of the indebtedness evidenced by the assignor's Note which is to be assigned to each such assignee and the portion of the Commitment of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by the assignee, provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a federal reserve bank. Any such portion of the indebtedness assigned by any Bank pursuant to this Section 9.7 shall not be less than $5,000,000.00. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower and consent thereto by the Agent (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Bank, (iii) the address for notices to such new Bank shall be as specified in the Assignment Agreement, and (iv) the Borrowers shall, in exchange for the cancellation of the Note held by the assignor Bank, execute and deliver a Note to the assignee Bank in the amount of its Commitment and new Note to the assignor Bank in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement. There shall be paid to the Agent, as a condition to such assignment, an administration fee of $3,500.00 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower. The Agent and each of the Banks are hereby authorized to deliver a copy of any financial statement or other information made available by the Borrower to any proposed assignee or participant in any portion of any Bank's Loans and Commitment hereunder.

     SECTION 9.8 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank and any and all other indebtedness at any time owing by such Bank to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not such Bank shall have made any demand hereunder or under any of the other transaction documents and although such obligations may be contingent or unmatured. Each offsetting Bank agrees to promptly notify Borrower after any such setoff and application made by such Bank, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Banks under this Section 9.8 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Banks may have. As among themselves, each of the Banks hereby agrees that in the event any Bank shall at any time receive payments against Borrower's Obligations from any source, whether by setoff or otherwise, and the effect of such payments is to cause such Bank to receive more than its Pro Rata Share of the total principal payments made to all Banks in the aggregate, then such Bank agrees to purchase from the other Bank or Banks participating in Borrower's Obligations hereunder a participating interest in such Bank's loans to the extent necessary to restore each Bank to its Pro Rata Share of Borrower's Obligations hereunder.

     SECTION 9.9 Amendments and Waivers. Any provision of this Agreement, the Notes or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Agent, which amendment or waiver Agent shall sign only upon the direction of the Majority Banks; provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) change the Pro Rata Share of any of the Banks as to the Commitments or of the aggregate unpaid principal amount of any Loan, (iii) reduce the principal of or rate of interest on any Loan hereunder or any other amount payable hereunder, (iv) postpone the date fixed for any payment of principal or interest on any Loan hereunder, (v) amend Section 9.8 or this Section 9.9, (vi) make any change in the Borrowing Base or its calculation, (vii) waive compliance with or otherwise amend the financial covenants contained in Sections 5.1(e)(i) and (ii), or
(viii) amend the definition of Majority Banks.

     NOTICE: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR

RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER, THE AGENT AND THE BANKS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY SUCH AGREEMENT.

     SECTION 9.10 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the Notes.

     SECTION 9.11 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 9.12 Missouri Law. This Agreement and the Notes are submitted for acceptance at Agent's principal place of business in St. Louis, Missouri and shall not be binding upon the Agent or the Banks or become effective until executed by the Agent and/or the Banks, as applicable, at said place of business. When so executed, this Agreement and the Notes shall be deemed to have been made at said place of business. This Agreement, the Notes and any other document delivered hereunder shall be construed in accordance with and governed by the internal laws of the State of Missouri.

     SECTION 9.13 Authority to Act. The Agent and the Banks shall be entitled to act on any notices and instructions (telephonic or written) believed by Agent or such Bank to have been delivered by any person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify Agent and each Bank and hold Agent and each Bank harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     SECTION 9.14 Banks' Books and Records. Each Bank's books and records showing the account between Borrower and such Bank shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

     SECTION 9.15 CHOICE OF FORUM; WAIVER OF JURY TRIAL. TO INDUCE THE AGENT AND THE BANKS TO ACCEPT THIS AGREEMENT, BORROWER, IRREVOCABLY, AGREES THAT ANY ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT AND THE NOTE MAY BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF ST. LOUIS, STATE OF MISSOURI. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. BORROWER AND BANK IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER, THE AGENT OR ANY OF THE BANKS ARE PARTIES.

     SECTION 9.16 Resurrection of Obligations. To the extent that any Bank receives any payment on account of Borrower's liabilities, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's liabilities, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank and applied on account of Borrower's liabilities.

     SECTION 9.17 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  SHOE CARNIVAL, INC.



                                  By: /s/ W. Kerry Jackson
                                      W. Kerry Jackson, Vice President,
                                      Chief Financial Officer and Treasurer
                                      8233 Baumgart Road
                                      Evansville, Indiana  47711
                                      Telecopy Number:  (812) 867-4261


Commitment:                       MERCANTILE BANK
                                  NATIONAL ASSOCIATION
 $17,500,000.00 (38.89%)


                                  By: /s/ Eric Hartman
                                      Eric Hartman, Assistant Vice President
                                      721 Locust Street
                                      St. Louis, Missouri 63101
                                      Telecopy Number: (314) 418-3859


Commitment:                       OLD NATIONAL BANK

 $10,000,000.00 (22.22%)

                                  By: /s/ John Lamb
                                      John Lamb, Vice President
                                      420 Main Street
                                      Evansville, Indiana 47708
                                      Telecopy Number: (812) 464-1262

Commitment:                       FIRST UNION NATIONAL BANK

 $17,500,000.00 (38.89%)

                                  By: /s/ Richard P. Silva
                                      Richard P. Silva, Senior Vice President
                                      225 Water Street
                                      Jacksonville, Florida 32202
                                      Telecopy Number: (904) 361-3526

                                  MERCANTILE BANK
                                  NATIONAL ASSOCIATION, AS AGENT



                                  By: /s/ Eric Hartman
                                      Eric Hartman, Assistant Vice President
                                      721 Locust Street
                                      St. Louis, Missouri 63101
                                      Telecopy Number: (314) 418-3859

                                 Promissory Note


$17,500,000.00                                               St. Louis, Missouri
                                                                  April 16, 1999


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of Mercantile Bank National Association, a national banking association ("Bank") on March 31, 2001, the lesser of (a) Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of April 16, 1999, made by and between Borrower, Mercantile Bank National Association, as Agent (the "Agent") and the Banks named therein, as from time to time amended (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Thirty-Eight and Eighty-Nine Hundredths of One Percent (38.89%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in full or in part, prior to March 31, 2001 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

     Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate equal to the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans minus One-Half of One Percent (0.50%), which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to two and one-half percent (2.50%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     This Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a prior Amended and Restated Promissory Note dated March 31, 1998 from Borrower to Bank, and is not a novation thereof. All interest evidenced by the prior Note being renewed by this instrument shall continue to be due and payable until paid.

                                  SHOE CARNIVAL, INC.



                                  By:/s/ W. Kerry Jackson
                                     W. Kerry Jackson, Vice President,
                                     Chief Financial Officer and Treasurer


STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURGH               )

     On this 16th day of April, 1999, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires: 6/23/01

                                 Promissory Note


$10,000,000.00                                               St. Louis, Missouri
                                                                  April 16, 1999


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of Old National Bank, a national bank ("Bank") on March 31, 2001, the lesser of (a) Ten Million Dollars ($10,000,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of April 16, 1999 made by and between Borrower, Mercantile Bank National Association, as Agent (the "Agent") and the Banks named therein, as from time to time amended (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Ten Million Dollars ($10,000,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Twenty-Two and Twenty-Two Hundredths of One Percent (22.22%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to March 31, 2001 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate equal to the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans minus One-Half of One Percent (0.50%), which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to two and one-half percent (2.50%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.



                                  SHOE CARNIVAL, INC.



                                  By:/s/ W. Kerry Jackson
                                     W. Kerry Jackson, Vice President,
                                     Chief Financial Officer and Treasurer

STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURGH               )

     On this 16th day of April, 1999, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires: 6/23/01

                                 Promissory Note


$17,500,000.00                                               St. Louis, Missouri
                                                                  April 16, 1999


     FOR VALUE RECEIVED, SHOE CARNIVAL, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of First Union National Bank, a national bank ("Bank") on March 31, 2001, the lesser of (a) Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms and conditions hereof and of that certain Amended and Restated Credit Agreement dated as of April 16, 1999 made by and between Borrower, Mercantile Bank National Association, as Agent (the "Agent") and the Banks named therein, as amended from time to time (as amended, the "Credit Agreement") and the unreimbursed amount of any draws under any Letters of Credit issued for the account of Borrower in accordance with the terms and conditions of the Credit Agreement and the Reimbursement Agreements (as defined in the Credit Agreement). The aggregate principal amount which Bank may have outstanding hereunder at any one time for all Loans shall not exceed the lesser of (i) Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) minus the face amount of all Letters of Credit then outstanding under Section 2.1(a) of the Credit Agreement, or (ii) Thirty-Eight and Eighty-Nine Hundredths of One Percent (38.89%) of the then current Borrowing Base, which amounts may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to March 31, 2001 subject to the terms and conditions hereof and of the Credit Agreement. If at any time the aggregate principal amount of all Loans outstanding under this Note should exceed the amount set forth in the preceding sentence, whether as a result of a reduction in the Borrowing Base or otherwise, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower), to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of Loans outstanding under this Note to the amount set forth in the preceding sentence.

     Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances and Letter of Credit reimbursement obligations outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as Borrower, at its option, shall select:

     (a) the interest rate equal to the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans minus One-Half of One Percent (0.50%), which rate shall fluctuate as and when said Prime Rate shall change, or

     (b) the London Interbank Offered Rate plus Eurocurrency Margin (as defined in the Credit Agreement) for the applicable Interest Period,

determined in each case as of the date of a Prime Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to two and one-half percent (2.50%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

     All advances and all principal payments made hereunder and all Interest Periods and interest rates applicable to Eurocurrency Loans may be endorsed by the Bank on its records or the sheet attached to this Note, which information so endorsed or recorded shall constitute prima facie evidence thereof; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or record or any mistake by Bank in connection with any recordation or with any endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

     Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment. Any payment of a Eurocurrency Loan other than on the last day of the applicable Interest Period in contravention of this paragraph shall obligate Borrower to pay to Bank the amount of any funding losses or other breakage costs which may be incurred by Bank as set forth in Section 2.10 of the Credit Agreement.

     Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

     This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     This Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a prior Amended and Restated Promissory Note dated March 31, 1998 from Borrower to Bank, and is not a novation thereof. All interest evidenced by the prior Note being renewed by this instrument shall continue to be due and payable until paid.

                                  SHOE CARNIVAL, INC.



                                  By:/s/ W. Kerry Jackson
                                     W. Kerry Jackson, Vice President,
                                     Chief Financial Officer and Treasurer


STATE OF INDIANA                    )
                                    )  SS.
COUNTY OF VANDERBURGH               )

     On this 16th day of April, 1999, before me appeared W. Kerry Jackson, to me personally known, who being by me duly sworn, did say that he is the Vice
President, Chief Financial Officer and Treasurer of Shoe Carnival, Inc., an Indiana corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said W. Kerry Jackson acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)



                                  Notary Public /s/ Molly A. Graham

My Commission Expires: 06/23/01